Form 8-K

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

MOBILE REVENUE DRIVES SILICON IMAGE GROWTH
IN THE SECOND QUARTER

SUNNYVALE, Calif., August 2, 2011 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of wireless and wired HD connectivity solutions, today reported financial results for its second quarter ended June 30, 2011.

Revenue for the second quarter was $53.6 million, compared to $49.0 million for the first quarter of 2011 and $44.6 million for the second quarter of 2010, a 20.2% increase year over year.  GAAP net loss for the second quarter of 2011 was $1.3 million or $0.02 per diluted share, compared to a net loss of $0.8 million, or $0.01 per diluted share, for the first quarter of 2011 and net income of $1.8 million, or $0.02 diluted per share, for the second quarter of 2010.

Non-GAAP net income for the second quarter of 2011 was $4.2 million, or $0.05 per diluted share, compared to $2.4 million, or $0.03 per diluted share, for the first quarter of 2011. Year over year, our non-GAAP net income increased 110% from $2.0 million or $0.03 per diluted share for the second quarter of 2010. Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, restructuring charges and business acquisition related expenses.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

“Our positive second quarter results were driven by the acceleration in mobile revenue from our MHL enabled products and better than expected revenue contributions from our IP business,” said Camillo Martino, chief executive officer.   “Mobile products now make up a significant part of our revenue stream as we continue to reposition the company to have a more diversified product portfolio.”

The following are Silicon Image’s financial performance estimates for the third quarter of 2011:

Revenue: $60 million - $62 million
Gross Margin: approximately 56% - 57%
GAAP operating expenses: approximately $32 million - $33 million
Non-GAAP operating expenses: approximately $29 million - $30 million
Interest income: approximately $0.5 million
Diluted shares outstanding: approximately 84 million
Non-GAAP tax rate: approximately 18% of non-GAAP pre-tax income

The foregoing estimates include the dilutive impact of the SiBeam acquisition of approximately $0.04 per share on a non-GAAP basis.

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges and business acquisition related expenses do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

Silicon Image will host an investor conference call today to discuss its second quarter of 2011 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 800-897-6274 or 212-231-2900 and enter pass code 21529025.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through Sunday, August 7, 2011.  To access the replay, please dial 800-633-8284 or 402-977-9140 and enter pass code 21529025.

About Silicon Image, Inc.

Silicon Image is a leading provider of wireless and wired connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link), and the standard for 60GHz wireless HD video – WirelessHD™ (WiHD).  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates, company growth and penetration into and growth of mobile devices. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue:
Product	$42,019	$38,057	$38,364	$80,076	$64,657
Licensing	11,534	10,942	6,186	22,476	14,202
Total revenue	53,553	48,999	44,550	102,552	78,859
Cost of revenue and operating expenses:
Cost of product revenue (1)	22,267	19,872	19,489	42,139	34,311
Cost of licensing revenue	100	400	13	500	36
Research and development (2)	15,581	15,243	13,659	30,824	26,796
Selling, general and administrative (3)	13,840	13,051	11,141	26,891	23,171
Restructuring expense	732	365	268	1,097	853
Amortization of intangible assets	396	197	38	593	75
Total cost of revenue and operating expenses	52,916	49,128	44,608	102,044	85,242
Income (loss) from operations	637	(129)	(58)	508	(6,383)
Interest income and other, net	634	377	630	1,011	1,234
Income (loss) before provision for income taxes	1,271	248	572	1,519	(5,149)
Income tax expense (benefit)	2,557	1,068	(1,203)	3,625	318
Net income (loss)	$(1,286)	$(820)	$1,775	$(2,106)	$(5,467)

Net income (loss) per share – basic and diluted	$(0.02)	$(0.01)	$0.02	$(0.03)	$(0.07)
Weighted average shares – basic	80,223	78,724	76,718	79,477	76,364
Weighted average shares – diluted	80,223	78,724	77,511	79,477	76,364

(1) Includes stock-based compensation expense	$134	$180	$145	$314	$329
(2) Includes stock-based compensation expense	$788	$573	$725	$1,361	$1,370
(3) Includes stock-based compensation expense	$1,089	$1,132	$1,115	$2,221	$2,446

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
GAAP net income (loss)	$(1,286)	$(820)	$1,775	$(2,106)	$(5,467)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,011	1,885	1,985	3,896	4,145
Restructuring expense (3)	732	365	268	1,097	853
Business strategic initiative and acquisition related expenses (2)	676	138	-	814	-
Amortization of intangible assets (2)	396	197	38	593	75
Others (3)	-	132	-	132	-
Non-GAAP net income (loss) before tax adjustments	2,529	1,897	4,066	4,426	(394)
Tax adjustments (4)	1,642	534	(2,094)	2,176	(1,259)
Non-GAAP net income (loss)	$4,171	$2,431	$1,972	$6,602	$(1,653)

Non-GAAP net income (loss) per share — basic and diluted	$0.05	$0.03	$0.03	$0.08	$(0.02)

Weighted average shares — basic	80,223	78,724	76,718	79,477	76,364
Weighted average shares — diluted	83,218	82,351	77,511	82,808	76,364

Stock-based compensation expense is composed of the following:
Cost of Revenue	$134	$180	$145	$314	$329
Research and Development	788	573	725	1,361	1,370
Selling, General and Administrative	1,089	1,132	1,115	2,221	2,446
Total	$2,011	$1,885	$1,985	$3,896	$4,145

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and six months ended June 30, 2011 and for the three months ended March 31, 2011, our non-GAAP tax rate was approximately 18% of non-GAAP pre-tax income. For the three and six months ended June 30, 2010, our non-GAAP tax rate was approximately 2% of revenue. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	June 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$40,926	$29,942
Short-term investments	119,493	160,538
Accounts receivable, net	29,691	22,598
Inventories	14,537	10,212
Prepaid expenses and other current assets	6,316	6,515
Deferred income taxes	1,130	1,008
Total current assets	212,093	230,813
Property and equipment, net	11,885	11,404
Intangible assets, net	12,907	-
Goodwill	18,646	-
Deferred income taxes, non-current	4,673	4,795
Other assets	11,082	3,607
Total assets	$271,286	$250,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,199	$10,615
Accrued and other current liabilities	19,702	17,771
Deferred margin on sales to distributors	13,552	13,484
Deferred license revenue	3,089	4,197
Total current liabilities	48,542	46,067
Other long-term liabilities	14,721	13,356
Total liabilities	63,263	59,423
Stockholders’ Equity:
Total stockholders’ equity	208,023	191,196
Total liabilities and stockholders’ equity	$271,286	$250,619

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited
	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(2,106)	$(5,467)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	3,896	4,145
Depreciation	3,266	4,048
Amortization of investment premium	1,569	1,365
Tax benefit from employee stock-based compensation plans	1,433	-
Excess tax benefits from employee stock-based transactions	(1,433)	-
Amortization of intangible assets	593	75
Realized gain on sale of short-term investments	(145)	(84)
Asset impairment due to restructuring	-	184
Others	181	51
Changes in assets and liabilities:
Accounts receivable	(6,560)	4,085
Inventories	(2,774)	(2,475)
Prepaid expenses and other assets	(48)	21,252
Accounts payable	(419)	5,760
Accrued and other liabilities	(1,624)	(15,029)
Deferred license revenue	(1,590)	1,481
Deferred margin on sales to distributors	68	2,168
Cash provided by (used in) operating activities	(5,693)	21,559
Cash flows from investing activities:
Proceeds from sales of short-term investments	109,708	67,262
Purchases of short-term investments	(70,046)	(96,546)
Cash used in business acquisitions, net of cash acquired	(15,910)	-
Purchases of property and equipment	(3,745)	(2,322)
Other investing activities	(7,090)	-
Cash provided by (used in) investing activities	12,917	(31,606)
Cash flows from financing activities:
Proceeds from issuances of common stock	4,354	1,300
Excess tax benefits from employee stock-based transactions	1,433	-
Repurchase of restricted stock units for income tax withholding	(1,461)	(1,158)
Payment of a line of credit assumed in business acquisition	(523)	-
Cash provided by financing activities	3,803	142
Effect of exchange rate changes on cash and cash equivalents	(43)	270
Net increase (decrease) in cash and cash equivalents	10,984	(9,635)
Cash and cash equivalents - beginning of period	29,942	29,756
Cash and cash equivalents - end of period	$40,926	$20,121
Supplemental cash flow information:
Common stock issued in connection with business acquisition (1.3 million shares issued)	$10,429	$-
Restricted stock units vested	$4,416	$3,214
Net refund (cash payment) for income taxes	$(3,111)	$20,566
Property and equipment purchased but not paid for	$597	$652

                                1140 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com